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                                                                    Exhibit 23.1
                                                                    ------------



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement (Form S-8) for the registration of 150,000 shares of common stock pertaining to the 1993 Employee Stock Purchase Plan of Aseco Corporation of our report dated May 10, 1999, except for Note O as to which the date is July 9, 1999, with respect to the consolidated financial statements and schedule of Aseco Corporation included in its Annual Report (Form 10-K) for the year ended March 28, 1999, filed with the Securities and Exchange Commission.


                                                           /s/ ERNST & YOUNG LLP


Boston, Massachusetts
October 5, 1999